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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 1st day of July, 1997, (hereinafter the "Agreement Date") between FIRST COASTAL BANK (hereinafter the "Bank") and JAMES
F. GARDUNIO (hereinafter the "Executive"),


                              W I T N E S S E T H

        WHEREAS, Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business; and

        WHEREAS, the parties hereto desire to specify the terms of Executive's employment by Bank as controlling Executive's employment with the Bank;

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed that from July 1, 1997 (hereinafter the "Effective Date"), the following terms and conditions shall apply to Executive's said employment:

        A.     TERM OF EMPLOYMENT

               1. Term. Bank hereby employs Executive and Executive hereby accepts employment with Bank for the period of three (3) years commencing with the Effective Date (the "Term"), subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Bank hereunder commencing



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with the Effective Date, whether for the period provided above, or whether terminated earlier as hereinafter provided.


        B.     DUTIES OF EXECUTIVE

               1. Duties. Executive shall perform the duties of Executive Vice President and Chief Credit Officer of Bank, or such other duties as may be established by the Board of Directors, subject to the powers by law vested in the Board of Directors of Bank and in the Bank's shareholders. During the Term, Executive shall perform exclusively the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and Bank's Articles of Incorporation and Bylaws.

               2. Conflicts of Interest. Except with respect to the time reasonably necessary to operate Executive's bakery business and otherwise as permitted by the prior written consent of the Board of Directors of Bank, Executive shall devote Executive's entire productive time, ability and attention to the business of Bank during the Term, and Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm, or corporation, whether for compensation or otherwise, which are in conflict with Bank's interests.

        C.     COMPENSATION



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                1.      Salary. For Executive's services hereunder, Bank shall
pay or cause to be paid as salary to Executive the amount of Eight Thousand, Three Hundred and Thirty-Three Dollars and Thirty-Four Cents ($8,333.34) per month during the Term. All of the foregoing payments (the "Base Salary") shall be prorated for any month in which this Agreement is in effect for only a portion of the month. The Base Salary shall be payable in equal installments in conformity with Bank's normal payroll periods.

                2. Bonus. Executive shall be entitled to receive as an incentive, such bonus as the Board of Directors shall determine from time to time in its sole and absolute discretion. For the first year of the Term, Executive shall be entitled to a minimum bonus of Forty-Five Thousand Dollars ($45,000). Said bonus shall be advanced to Executive, at his request, at any time after the Effective Date; provided however, that if Executive resigns his employment with the Bank:

        (a) Prior to July 1, 1998, Executive shall not be entitled to any bonus and all advances shall be repayable immediately upon demand by Bank;

        (b) After July 1, 1998 but prior to July 1, 1999, Executive shall be entitled to one-third of the $45,000 bonus ($15,000) and shall not be entitled to the remainder of the bonus ($30,000) and the remainder of the bonus ($30,000) shall be repayable immediately upon demand by Bank;



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        (c) After July 1, 1999 but prior to July 1, 2000, Executive shall be entitled to two-thirds of the $45,000 bonus ($30,000) and shall not be entitled to the remainder of the bonus ($15,000) and the remainder of the bonus ($15,000) shall be repayable immediately upon demand by Bank;

        (d) After July 1, 2000, Executive shall be entitled to one hundred percent of the $45,000 bonus and no portion of the bonus shall be repayable to Bank.

        D.     EXECUTIVE BENEFITS

              1. Vacation. Executive shall be entitled to four (4) weeks vacation during each year of the Term provided, however, that during that period, Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation") which shall be taken consecutively. All vacation which is not taken during the respective year of the Term, shall expire without compensation to the Executive unless otherwise approved in writing by the Bank's Chief Executive Officer.

              2. Group Medical and Life Insurance Benefits. Bank shall provide for Executive, participation in medical, accident and health insurance benefits in accordance with the benefits provided to Bank employees generally, and the Bank will pay the premium for that coverage in the same manner as provided for Bank employees generally. Said coverage shall be in existence or shall take effect as of the Effective Date or as soon thereafter




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as permitted by the insurance carrier and shall continue throughout the Term.
Bank's liability to Executive for any breach of this paragraph shall be limited to the amount of premiums payable by Bank in order to obtain the coverage contemplated herein.

        E.    BUSINESS EXPENSES AND REIMBURSEMENT

              1. Business Expenses. Executive shall be entitled to reimbursement by Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for Bank during the Term, including but not limited to, entertainment, meals, and travel expenses provided that:

                      (a)    Each such expenditure is of a nature
qualifying it as a proper deduction on the federal and state income tax returns of Bank as a business expense; and

                      (b) Executive furnishes to Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of Bank.

               2. Reimbursement. All such reimbursements shall be subject to review and audit and in the event any such expenditure is subsequently determined by the Board of Directors, in good faith, to not be a proper business expense or is disallowed as a proper deduction on the federal or state income tax returns of



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Bank by the appropriate taxing authorities, Executive agrees to reimburse Bank the full amount of the expenditure.

        F.     TERMINATION

               1. Termination For Cause. Bank may terminate this Agreement at any time, without further obligation or liability to Executive, by action of the Board of Directors for "cause." The occurrence of any of the following shall constitute "cause" for purposes of this Agreement:

                      (a)    Executive commits an act or acts or an
omission to act which constitutes: (i) a willful breach of duty in the course of Executive's employment; (ii) a habitual neglect of duty; (iii) a willful violation of any applicable banking law or regulation; or (iv) a willful violation of any policy, procedure, practice, method of operation or specific mode of conduct established by the Board of Directors or as set forth in the Bank's Employee Manual, if any;

                      (b) Executive engages in activity which, in the opinion of the Board of Directors, could materially adversely affect Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors, in good faith;

                      (c)    Executive commits any act or acts or an
omission to act which would cause termination of coverage under Bank's Bankers Blanket Bond as to Executive or as to Bank as a whole or any act which would give rise to a colorable claim by



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Bank under its Bankers Blanket Bond as determined by the Board of Directors, in good faith;

                      (d)    Bank is closed or taken over by the
Comptroller of the Currency or the Federal Deposit Insurance
Corporation;

                      (e) Any regulatory authority having supervisory authority over Bank exercises its cease and desist powers to remove Executive from office or advises Bank that Executive should be removed from office; or

                      (f)    Any other act or omission which would
constitute "cause" under California law.
The determination of "cause" shall be accomplished by the Board of Directors, in good faith, and its determination shall be final and binding upon the parties hereto. Termination pursuant to this Section F.1 shall become effective immediately upon notice of termination.

               2. Termination Without Cause. Notwithstanding anything to the contrary herein, Bank may terminate this Agreement at any time without cause. In the event of Executive's death or substantial disability, the Bank may terminate this Agreement which termination shall be treated as being without cause.

               3. Merger or Corporate Dissolution. In the event of a merger where Bank is not the surviving corporation, in the event of a consolidation, in the event of a transfer of all or substantially all of the assets of Bank, this Agreement may be



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terminated or may be assigned to any person, association or corporation acquiring all or substantially all of its assets or to any corporation into which it shall be merged or consolidated if agreed to by Bank and that person, association or corporation, in which case, this Agreement shall remain in full force and effect and Bank shall be unconditionally released from all of its duties and obligations hereunder upon such assignment.

               4. Expiration of Term Without Renewal. If the Bank is unwilling, for any reason whatsoever, to enter into a new employment agreement with Executive at the expiration of the full Term, or the Executive and Bank are unable to reach a mutually agreeable contract prior to the expiration of a full Term, or Executive decides to retire or to take employment elsewhere at the expiration of the full Term, then this Agreement shall terminate at the end of the full Term and Executive's employment with the Bank shall terminate as of the end of the full Term.

               5.      Effect of Termination.

                       (a) In the event this Agreement is terminated for any of the reasons specified in Section F.1 or F.4 of this Agreement, Executive shall be entitled to the Base Salary earned by Executive prior to the date of termination, computed pro rata up to and including that date, and accrued but unused vacation time, but Executive shall be entitled to no further compensation or benefits for services rendered after the date of termination.

                        (b) In the event this Agreement is terminated pursuant to Sections F.2 or F.3 hereof, Executive shall be



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entitled to the Base Salary earned by Executive prior to the date of termination, computed pro rata up to and including that date, accrued but unused vacation time, plus his Base Salary for the remainder of the Term. Payment of the amounts required by this Section may be made by the Bank in equal installments in accordance with the Bank's normal payroll periods and shall discharge Bank from any further liability to Executive hereunder.

                      (c) In the event this Agreement is terminated pursuant to Section F of this Agreement, the provisions of Sections G.1 through
G.7 hereof shall survive said termination and shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

               6. Resignation. In the event Executive is terminated in accordance with this Agreement, resigns as Executive Vice President and Chief Credit Officer of the Bank or otherwise becomes unaffiliated with the Bank, and if at such time Executive is a member of the Board of Directors, Executive shall, and hereby agrees to, submit his resignation from the Board of Directors of the Bank and any parent company and from any committees thereof and the Board of Directors shall determine, in its sole discretion, to accept or decline such tendered resignation. If such resignation is not received by the Bank within three (3) days after the date of termination, resignation or nonaffiliation, Executive hereby authorizes and directs the Board of Directors to consider the failure to so act as




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Executive's resignation from the Board of Directors of the Bank effective as of the date of termination, resignation or nonaffiliation.

        G.     GENERAL PROVISIONS

                1. Trade Secrets. During the Term, Executive will have access to and become acquainted with what Executive and Bank acknowledge are trade secrets, to wit, knowledge or data concerning Bank, including its operations and business, and the identity of customers of Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of eighteen (18) months after the termination of the Term of this Agreement, except as required in the course of Executive's employment with Bank.

                2. Return of Documents. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments, software, computer programs or similarly generated electronic materials or other materials used and/or developed by Executive during the Term are solely the property of Bank, and that Executive has no right, title or interest therein. Upon termination of the Term of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of said property to Bank in good condition.


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                3.      Notices. Any notice, request, demand or other
communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the Bank at its head office location or the Executive at his last known address. Either party may change its address by written notice in accordance with this Section.

                4. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

                5. Applicable Law. This Agreement is to be governed by and construed under the laws of the State of California.

                6. Invalid Provisions. Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

                7. Entire Agreement. Except as to separate stock option agreements, this Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Bank. Each party to



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this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding other than duly authorized and executed stock option agreements. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Bank and Executive.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    FIRST COASTAL BANK, N.A.



                                    By: /s/ Don M. Griffith
                                       -----------------------------
                                    Its: Chief Executive Officer


                                    Executive:



                                    /s/ James F. Gardunio
                                    --------------------------------
                                    JAMES F. GARDUNIO



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